Exhibit 99.1

Cathay General Bancorp Announces Third Quarter 2022 Results

LOS ANGELES--(BUSINESS WIRE)--October 24, 2022--Cathay General Bancorp (the “Company”, “we”, “us”, or “our”) (Nasdaq: CATY), the holding company for Cathay Bank, today announced its unaudited financial results for the quarter ended September 30, 2022. The Company reported net income of $99.0 million, or $1.35 per share, for the third quarter of 2022.

FINANCIAL PERFORMANCE

	Three months ended
(unaudited)	September 30, 2022	June 30, 2022	September 30, 2021
Net income	$99.0 million	$89.0 million	$72.4 million
Basic earnings per common share	$1.35	$1.19	$0.93
Diluted earnings per common share	$1.35	$1.18	$0.93
Return on average assets	1.81%	1.69%	1.45%
Return on average total stockholders' equity	15.94%	14.62%	11.61%
Efficiency ratio	36.35%	39.06%	43.85%

THIRD QUARTER HIGHLIGHTS

  Total loans increased to $18.1 billion, or 7.8% annualized, in the third quarter.
  The net interest margin increased to 3.83% in the third quarter of 2022 from 3.22% in third quarter of 2021.
  Earnings per share increased 14.1% compared to second quarter of 2022 and 45.2% when compared to same quarter in 2021.

  “Net interest income for the quarter increased by 29.5% compared to the same quarter last year primarily as a result of loan growth and the higher level of interest rates. During the third quarter, we repurchased 1.08 million shares at an average cost of $42.88 per share, for a total of $46.3 million.” commented Chang M. Liu, President and Chief Executive Officer of the Company.

THIRD QUARTER INCOME STATEMENT REVIEW

Net income for the quarter ended September 30, 2022, was $99.0 million, an increase of $26.6 million, or 36.7%, compared to net income of $72.4 million for the same quarter a year ago. Diluted earnings per share for the quarter ended September 30, 2022, was $1.35 per share compared to $0.93 per share for the same quarter a year ago.

Return on average stockholders’ equity was 15.94% and return on average assets was 1.81% for the quarter ended September 30, 2022, compared to a return on average stockholders’ equity of 11.61% and a return on average assets of 1.45% for the same quarter a year ago.

Net interest income before provision for credit losses

Net interest income before provision for credit losses increased $45.0 million, or 29.5%, to $197.5 million during the third quarter of 2022, compared to $152.5 million during the same quarter a year ago. The increase was due primarily to an increase in interest income from loans and securities.

The net interest margin was 3.83% for the third quarter of 2022 compared to 3.22% for the third quarter of 2021 and 3.52% for the second quarter of 2022.

For the third quarter of 2022, the yield on average interest-earning assets was 4.38%, the cost of funds on average interest-bearing liabilities was 0.78%, and the cost of interest-bearing deposits was 0.69%. In comparison, for the third quarter of 2021, the yield on average interest-earning assets was 3.56%, the cost of funds on average interest-bearing liabilities was 0.48%, and the cost of interest-bearing deposits was 0.44%. The increase in the yield on average interest-earning assets resulted mainly from higher interest rates on loans and securities. The net interest spread, defined as the difference between the yield on average interest-earning assets and the cost of funds on average interest-bearing liabilities, was 3.60% for the quarter ended September 30, 2022, compared to 3.08% for the same quarter a year ago.

Provision/(reversal) for credit losses

The Company recorded a provision for credit losses of $2.0 million in the third quarter of 2022 compared with $2.5 million in the second quarter of 2022 and $3.1 million in the third quarter of 2021. As of September 30, 2022, the allowance for loan losses increased $12.7 million to $148.8 million, or 0.82% of gross loans, compared to $136.2 million, or 0.83% of gross loans, as of December 31, 2021.

	Three months ended			Nine months ended September 30,
	September 30, 2022	June 30, 2022	September 30, 2021	2022	2021
	(In thousands) (Unaudited)
Charge-offs:
Commercial loans	$2,091	$50	$2,649	$2,362	$19,499
Real estate loans (1)	137	1	3	138	3
Total charge-offs	2,228	51	2,652	2,500	19,502
Recoveries:
Commercial loans	1,576	175	121	2,109	1,545
Construction loans	—	—	76	6	76
Real estate loans (1)	95	94	144	336	558
Total recoveries	1,671	269	341	2,451	2,179
Net charge-offs/(recoveries)	$557	$(218)	$2,311	$49	$17,323
(1)	Real estate loans include commercial mortgage loans, residential mortgage loans, equity lines and installment & other loans.

Non-interest income

Non-interest income, which includes revenues from depository service fees, letters of credit commissions, securities gains (losses), wire transfer fees, and other sources of fee income, was $9.9 million for the third quarter of 2022, a decrease of $2.3 million, or 18.9%, compared to $12.2 million for the third quarter of 2021. The decrease was primarily due to an increase of $3.7 million in unrealized losses on equity securities when compared to the same quarter a year ago.

Non-interest expense

Non-interest expense increased $3.2 million, or 4.4%, to $75.4 million in the third quarter of 2022 compared to $72.2 million in the same quarter a year ago. The increase in non-interest expense in the third quarter of 2022 was primarily due to an increase of $1.2 million in salaries and employee benefits and an increase of $1.1 million in marketing expense when compared to the same quarter a year ago. The efficiency ratio was 36.4% in the third quarter of 2022 compared to 43.9% for the same quarter a year ago.

Income taxes

The effective tax rate for the third quarter of 2022 was 23.8% compared to 19.1% for the third quarter of 2021. The effective tax rate includes the impact of alternative energy investments and low-income housing tax credits.

BALANCE SHEET REVIEW

Gross loans were $18.1 billion as of September 30, 2022, an increase of $1.8 billion, or 11.0%, from $16.3 billion as of December 31, 2021. The increase was primarily due to an increase of $385.0 million, or 12.9%, in commercial loans, an increase of $948.6 million, or 22.7%, in residential mortgage loans, which included $568.5 million from the acquisition of certain HSBC West Coast branches, and an increase of $534.5 million, or 6.6%, in commercial mortgage loans, offset, in part, by a decrease of $69.0 million, or 16.5%, in home equity loans. For the third quarter of 2022, total loans, increased by $318.9 million or 7.8% annualized.

The loan balances and composition as of September 30, 2022, compared to December 31, 2021, and September 30, 2021, are presented below:

	September 30, 2022	December 31, 2021	September 30, 2021
	(In thousands) (Unaudited)
Commercial loans	$3,361,523	$2,891,914	$2,702,333
Paycheck protection program loans	5,914	90,485	169,360
Residential mortgage loans	5,130,650	4,182,006	4,144,789
Commercial mortgage loans	8,677,733	8,143,272	7,835,528
Equity lines	350,448	419,487	433,206
Real estate construction loans	573,421	611,031	688,195
Installment and other loans	7,114	4,284	3,370
Gross loans	$18,106,803	$16,342,479	$15,976,781

Allowance for loan losses	(148,817)	(136,157)	(131,945)
Unamortized deferred loan fees	(6,936)	(4,321)	(3,835)
Total loans, net	$17,951,050	$16,202,001	$15,841,001

Total deposits were $18.6 billion as of September 30, 2022, an increase of $517.8 million, or 2.9%, from $18.1 billion as of December 31, 2021. During the third quarter of 2022, our deposits increased by $288.4 million, or 6.4% annualized.

The deposit balances and composition as of September 30, 2022, compared to December 31, 2021, and September 30, 2021, are presented below:

	September 30, 2022	December 31, 2021	September 30, 2021
	(In thousands) (Unaudited)
Non-interest-bearing demand deposits	$4,398,152	$4,492,054	$4,024,504
NOW deposits	2,570,036	2,522,442	2,202,956
Money market deposits	4,935,266	4,611,579	4,132,912
Savings deposits	1,128,823	915,515	920,138
Time deposits	5,543,474	5,517,252	5,726,360
Total deposits	$18,575,751	$18,058,842	$17,006,870

ASSET QUALITY REVIEW

As of September 30, 2022, total non-accrual loans were $68.1 million, an increase of $2.3 million, or 3.5%, from $65.8 million as of December 31, 2021, and a decrease of $557 thousand, or 0.8%, from $68.7 million as of September 30, 2021.

The allowance for loan losses was $148.8 million and the allowance for off-balance sheet unfunded credit commitments was $7.5 million as of September 30, 2022. The allowances represent the amount estimated by management to be appropriate to absorb credit losses inherent in the loan portfolio, including unfunded credit commitments. The allowance for loan losses represented 0.82% of period-end gross loans, and 208.7% of non-performing loans as of September 30, 2022. The comparable ratios were 0.83% of period-end gross loans, and 202.4% of non-performing loans as of December 31, 2021.

The changes in non-performing assets and troubled debt restructurings as of September 30, 2022, compared to December 31, 2021, and September 30, 2021, are presented below:

(Dollars in thousands) (Unaudited)	September 30, 2022	December 31, 2021	% Change	September 30, 2021	% Change
Non-performing assets
Accruing loans past due 90 days or more	$3,172	$1,439	120	$4,333	(27)
Non-accrual loans:
Construction loans	—	—	—	5,491	(100)
Commercial mortgage loans	26,911	38,173	(30)	36,968	(27)
Commercial loans	26,604	16,558	61	17,098	56
Residential mortgage loans	14,601	11,115	31	9,125	60
Installment and other loans	9	—	—	—	—
Total non-accrual loans	$68,125	$65,846	3	$68,682	(1)
Total non-performing loans	71,297	67,285	6	73,015	(2)
Other real estate owned	4,067	4,368	(7)	5,251	(23)
Total non-performing assets	$75,364	$71,653	5	$78,266	(4)
Accruing troubled debt restructurings (TDRs)	$15,208	$12,837	18	$24,406	(38)

Allowance for loan losses	$148,817	$136,157	9	$131,945	13
Total gross loans outstanding, at period-end	$18,106,803	$16,342,479	11	$15,976,781	13

Allowance for loan losses to non-performing loans, at period-end	208.73%	202.36%		180.71%
Allowance for loan losses to gross loans, at period-end	0.82%	0.83%		0.83%

The ratio of non-performing assets to total assets was 0.3% as of September 30, 2022, compared to 0.3% as of December 31, 2021. Total non-performing assets increased $3.7 million, or 5.2%, to $75.4 million as of September 30, 2022, compared to $71.7 million as of December 31, 2021, primarily due to an increase of $2.3 million, or 3.5%, in nonaccrual loans and an increase of $1.7 million, or 120.4%, in accruing loans past due 90 days or more, offset in part, by a decrease of $301 thousand, or 6.9%, in other real estate owned.

CAPITAL ADEQUACY REVIEW

As of September 30, 2022, the Company’s Tier 1 risk-based capital ratio of 12.06%, total risk-based capital ratio of 13.59%, and Tier 1 leverage capital ratio of 10.02%, calculated under the Basel III capital rules, continue to place the Company in the “well capitalized” category for regulatory purposes, which is defined as institutions with a Tier 1 risk-based capital ratio equal to or greater than 8%, a total risk-based capital ratio equal to or greater than 10%, and a Tier 1 leverage capital ratio equal to or greater than 5%. As of December 31, 2021, the Company’s Tier 1 risk-based capital ratio was 12.80%, total risk-based capital ratio was 14.41%, and Tier 1 leverage capital ratio was 10.40%.

CONFERENCE CALL

Cathay General Bancorp will host a conference call to discuss its third quarter 2022 financial results this afternoon, Monday, October 24, 2022, at 3:00 p.m., Pacific Time. Analysts and investors may dial in and participate in the question-and-answer session. To access the call, please dial 1-866-652-5200 and refer to Conference Code 10171990. The presentation accompanying this call and access to the live webcast is available on our site at www.cathaygeneralbancorp.com and a replay of the webcast will be archived for one year within 24 hours after the event.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 44 branches in California, 9 branches in New York State, four in Washington State, two in Illinois, two in Texas, one in Maryland, Massachusetts, Nevada, and New Jersey, one in Hong Kong, and a representative office in Taipei, Beijing, and Shanghai. Cathay Bank’s website is at www.cathaybank.com. Cathay General Bancorp’s website is at www.cathaygeneralbancorp.com. Information set forth on such websites is not incorporated into this press release.

FORWARD-LOOKING STATEMENTS

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management’s beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as “aims,” “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “predicts,” “potential,” “possible,” “optimistic,” “seeks,” “shall,” “should,” “will,” and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from local, regional, national and international business, market and economic conditions and events (such as the COVID-19 pandemic) and the impact they may have on us, our customers and our operations, assets and liabilities; possible additional provisions for loan losses and charge-offs; credit risks of lending activities and deterioration in asset or credit quality; extensive laws and regulations and supervision that we are subject to including potential future supervisory action by bank supervisory authorities; increased costs of compliance and other risks associated with changes in regulation including the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act; higher capital requirements from the implementation of the Basel III capital standards; compliance with the Bank Secrecy Act and other money laundering statutes and regulations; potential goodwill impairment; liquidity risk; fluctuations in interest rates; risks associated with acquisitions and the expansion of our business into new markets; inflation and deflation; real estate market conditions and the value of real estate collateral; our ability to generate anticipated returns on our investments and financings, including in tax-advantaged projects; environmental liabilities; our ability to compete with larger competitors; our ability to retain key personnel; successful management of reputational risk; natural disasters, public health crises (such as the COVID-19 pandemic) and geopolitical events; general economic or business conditions in Asia, and other regions where Cathay Bank has operations; failures, interruptions, or security breaches of our information systems; our ability to adapt our systems to technological changes; risk management processes and strategies; adverse results in legal proceedings; certain provisions in our charter and bylaws that may affect acquisition of the Company; changes in accounting standards or tax laws and regulations; market disruption and volatility; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; issuance of preferred stock; successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; the soundness of other financial institutions; and general competitive, economic political, and market conditions and fluctuations.

These and other factors are further described in Cathay General Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2021 (Item 1A in particular), other reports filed with the Securities and Exchange Commission (“SEC”), and other filings Cathay General Bancorp makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update or review any forward-looking statement to reflect circumstances, developments or events occurring after the date on which the statement is made or to reflect the occurrence of unanticipated events.

CATHAY GENERAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	Three months ended			Nine months ended September 30,
(Dollars in thousands, except per share data)	September 30, 2022	June 30, 2022	September 30, 2021	2022	2021

FINANCIAL PERFORMANCE
Net interest income before (reversal)/provision for credit losses	$197,529	$175,163	$152,484	$531,883	$442,303
Provision/(reversal) for credit losses	2,000	2,500	3,050	13,143	(19,508)
Net interest income after (reversal)/provision for credit losses	195,529	172,663	149,434	518,740	461,811
Non-interest income	9,876	14,618	12,216	44,726	34,799
Non-interest expense	75,388	74,123	72,215	222,208	213,325
Income before income tax expense	130,017	113,158	89,435	341,258	283,285
Income tax expense	30,982	24,180	17,038	78,217	60,305
Net income	$99,035	$88,978	$72,397	$263,041	$222,980

Net income per common share
Basic	$1.35	$1.19	$0.93	$3.53	$2.83
Diluted	$1.35	$1.18	$0.93	$3.52	$2.82

Cash dividends paid per common share	$0.34	$0.34	$0.31	$1.02	$0.93

SELECTED RATIOS
Return on average assets	1.81%	1.69%	1.45%	1.66%	1.54%
Return on average total stockholders’ equity	15.94%	14.62%	11.61%	14.35%	12.11%
Efficiency ratio	36.35%	39.06%	43.85%	38.54%	44.71%
Dividend payout ratio	25.30%	28.70%	33.34%	28.94%	32.89%

YIELD ANALYSIS (Fully taxable equivalent)
Total interest-earning assets	4.38%	3.81%	3.56%	3.91%	3.62%
Total interest-bearing liabilities	0.78%	0.41%	0.48%	0.53%	0.56%
Net interest spread	3.60%	3.40%	3.08%	3.38%	3.06%
Net interest margin	3.83%	3.52%	3.22%	3.54%	3.22%

CAPITAL RATIOS	September 30, 2022	December 31, 2021	September 30, 2021
Tier 1 risk-based capital ratio	12.06%	12.80%	13.29%
Total risk-based capital ratio	13.59%	14.41%	14.93%
Tier 1 leverage capital ratio	10.02%	10.40%	10.67%
				.

CATHAY GENERAL BANCORP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands, except share and per share data)	September 30, 2022	December 31, 2021	September 30, 2021

Assets
Cash and due from banks	$200,051	$134,141	$156,287
Short-term investments and interest bearing deposits	1,063,294	2,315,563	1,667,875
Securities available-for-sale (amortized cost of $1,577,311 at September 30, 2022, $1,126,867 at December 31, 2021 and $1,073,074 at September 30, 2021)	1,414,411	1,127,309	1,079,216
Loans	18,106,803	16,342,479	15,976,781
Less: Allowance for loan losses	(148,817)	(136,157)	(131,945)
Unamortized deferred loan fees, net	(6,936)	(4,321)	(3,835)
Loans, net	17,951,050	16,202,001	15,841,001
Equity securities	23,123	22,319	20,117
Federal Home Loan Bank stock	17,250	17,250	17,250
Other real estate owned, net	4,067	4,368	5,251
Affordable housing investments and alternative energy partnerships, net	325,439	299,211	313,517
Premises and equipment, net	96,419	99,402	100,344
Customers’ liability on acceptances	6,899	8,112	13,185
Accrued interest receivable	71,177	56,994	56,844
Goodwill	375,696	372,189	372,189
Other intangible assets, net	6,948	4,627	4,831
Right-of-use assets- operating leases	30,679	27,834	29,179
Other assets	303,628	195,403	183,354
Total assets	$21,890,131	$20,886,723	$19,860,440

Liabilities and Stockholders’ Equity
Deposits
Non-interest-bearing demand deposits	$4,398,152	$4,492,054	$4,024,504
Interest-bearing deposits:
NOW deposits	2,570,036	2,522,442	2,202,956
Money market deposits	4,935,266	4,611,579	4,132,912
Savings deposits	1,128,823	915,515	920,138
Time deposits	5,543,474	5,517,252	5,726,360
Total deposits	18,575,751	18,058,842	17,006,870

Advances from the Federal Home Loan Bank	360,000	20,000	20,000
Other borrowings for affordable housing investments	22,651	23,145	23,197
Long-term debt	119,136	119,136	119,136
Acceptances outstanding	6,899	8,112	13,185
Lease liabilities - operating leases	33,931	30,694	32,028
Other liabilities	352,204	180,543	182,733
Total liabilities	19,470,572	18,440,472	17,397,149
Stockholders' equity	2,419,559	2,446,251	2,463,291
Total liabilities and equity	$21,890,131	$20,886,723	$19,860,440

Book value per common share	$32.96	$32.29	$31.89
Number of common shares outstanding	73,411,960	75,750,862	77,240,215

CATHAY GENERAL BANCORP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended			Nine months ended September 30,
	September 30, 2022	June 30, 2022	September 30, 2021	2022	2021
	(In thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loan receivable, including loan fees	$211,541	$181,022	$163,948	$558,657	$485,162
Investment securities	7,483	5,748	3,707	18,059	9,963
Federal Home Loan Bank stock	258	255	258	774	730
Deposits with banks	6,732	2,508	714	10,003	1,467
Total interest and dividend income	226,014	189,533	168,627	587,493	497,322

INTEREST EXPENSE
Time deposits	10,218	5,724	9,299	22,002	33,363
Other deposits	13,871	6,895	5,243	25,894	16,302
Advances from Federal Home Loan Bank	2,941	312	146	3,396	1,036
Long-term debt	1,455	1,439	1,455	4,318	4,318
Total interest expense	28,485	14,370	16,143	55,610	55,019

Net interest income before (reversal)/provision for credit losses	197,529	175,163	152,484	531,883	442,303
Provision/(reversal) for credit losses	2,000	2,500	3,050	13,143	(19,508)
Net interest income after (reversal)/provision for credit losses	195,529	172,663	149,434	518,740	461,811

NON-INTEREST INCOME
Net (losses)/gains from equity securities	(3,661)	(955)	3	1,358	(3,628)
Securities gains, net	—	—	—	—	853
Letters of credit commissions	1,609	1,602	1,764	4,767	5,236
Depository service fees	1,690	1,632	1,401	4,993	4,107
Wealth management fees	4,184	3,956	3,578	12,494	11,074
Other operating income	6,054	8,383	5,470	21,114	17,157
Total non-interest income	9,876	14,618	12,216	44,726	34,799

NON-INTEREST EXPENSE
Salaries and employee benefits	34,677	37,301	33,437	107,453	98,917
Occupancy expense	5,975	5,562	5,136	17,150	15,142
Computer and equipment expense	3,509	3,297	3,175	9,762	10,093
Professional services expense	6,337	7,704	6,232	20,738	16,698
Data processing service expense	3,484	3,420	3,524	9,813	10,422
FDIC and State assessments	2,003	2,194	1,830	5,999	5,195
Marketing expense	2,005	1,740	945	4,692	5,270
Other real estate owned expense/(income)	55	(33)	(88)	93	197
Amortization of investments in low income housing and alternative energy partnerships	11,949	7,235	12,411	27,471	34,663
Amortization of core deposit intangibles	250	250	172	724	515
Cost associated with debt redemption	—	—	—	—	732
Acquisition, integration and restructuring costs	59	91	476	4,086	476
Other operating expense	5,085	5,362	4,965	14,227	15,005
Total non-interest expense	75,388	74,123	72,215	222,208	213,325

Income before income tax expense	130,017	113,158	89,435	341,258	283,285
Income tax expense	30,982	24,180	17,038	78,217	60,305
Net income	$99,035	$88,978	$72,397	$263,041	$222,980
Net income per common share:
Basic	$1.35	$1.19	$0.93	$3.53	$2.83
Diluted	$1.35	$1.18	$0.93	$3.52	$2.82

Cash dividends paid per common share	$0.34	$0.34	$0.31	$1.02	$0.93
Basic average common shares outstanding	73,158,096	74,958,913	77,846,424	74,475,032	78,841,899
Diluted average common shares outstanding	73,444,096	75,268,485	78,153,408	74,799,324	79,128,644

CATHAY GENERAL BANCORP
AVERAGE BALANCES – SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited)

	Three months ended
(In thousands)	September 30, 2022		June 30, 2022		September 30, 2021
Interest-earning assets	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$17,923,495	4.68%	$17,530,650	4.14%	$15,798,496	4.12%
Taxable investment securities	1,364,013	2.18%	1,249,679	1.84%	1,058,004	1.39%
FHLB stock	18,756	5.46%	17,250	5.93%	17,250	5.93%
Deposits with banks	1,178,261	2.27%	1,173,702	0.86%	1,893,785	0.15%
Total interest-earning assets	$20,484,525	4.38%	$19,971,281	3.81%	$18,767,535	3.56%

Interest-bearing liabilities
Interest-bearing demand deposits	$2,508,526	0.30%	$2,459,940	0.13%	$2,109,632	0.10%
Money market deposits	5,153,566	0.90%	5,291,824	0.45%	4,228,025	0.43%
Savings deposits	1,151,126	0.07%	1,183,821	0.07%	914,540	0.07%
Time deposits	5,013,213	0.81%	4,881,365	0.47%	5,882,576	0.63%
Total interest-bearing deposits	$13,826,431	0.69%	$13,816,950	0.37%	$13,134,773	0.44%
Other borrowed funds	496,811	2.35%	82,660	1.52%	43,246	1.34%
Long-term debt	119,136	4.85%	119,136	4.85%	119,136	4.84%
Total interest-bearing liabilities	14,442,378	0.78%	14,018,746	0.41%	13,297,155	0.48%

Non-interest-bearing demand deposits	4,456,214		4,391,925		3,830,485

Total deposits and other borrowed funds	$18,898,592		$18,410,671		$17,127,640

Total assets	$21,658,860		$21,079,634		$19,812,442
Total equity	$2,465,193		$2,441,128		$2,473,166

	Nine months ended
(In thousands)	September 30, 2022		September 30, 2021
Interest-earning assets	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$17,468,247	4.28%	$15,725,324	4.12%
Taxable investment securities	1,263,341	1.91%	1,010,328	1.32%
FHLB stock	17,757	5.83%	17,250	5.66%
Deposits with banks	1,332,491	1.00%	1,605,851	0.12%
Total interest-earning assets	$20,081,836	3.91%	$18,358,753	3.62%

Interest-bearing liabilities
Interest-bearing demand deposits	$2,456,556	0.17%	$1,989,833	0.12%
Money market deposits	5,088,227	0.58%	3,913,073	0.47%
Savings deposits	1,137,485	0.07%	885,863	0.09%
Time deposits	5,060,286	0.58%	6,105,604	0.73%
Total interest-bearing deposits	$13,742,554	0.47%	$12,894,373	0.51%
Other borrowed funds	209,200	2.17%	86,410	1.60%
Long-term debt	119,136	4.85%	119,136	4.85%
Total interest-bearing liabilities	14,070,890	0.53%	13,099,919	0.56%

Non-interest-bearing demand deposits	4,403,195		3,613,026
Total deposits and other borrowed funds	$18,474,085		$16,712,945

Total assets	$21,203,918		$19,394,431
Total equity	$2,450,650		$2,461,895
(1)	Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

CATHAY GENERAL BANCORP
GAAP to NON-GAAP RECONCILIATION
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		September 30, 2022	June 30, 2022	September 30, 2021

Stockholders' equity	(a)	$2,419,559	$2,431,532	$2,463,291
Less: Goodwill		(375,696)	(375,696)	(372,189)
Other intangible assets (1)		(6,948)	(7,231)	(4,831)
Tangible equity	(b)	$2,036,915	$2,048,605	$2,086,271

Total assets	(c)	$21,890,131	$21,235,553	$19,860,440
Less: Goodwill		(375,696)	(375,696)	(372,189)
Other intangible assets (1)		(6,948)	(7,231)	(4,831)
Tangible assets	(d)	$21,507,487	$20,852,626	$19,483,420

Number of common shares outstanding	(e)	73,411,960	74,421,884	77,240,215

Total stockholders' equity to total assets ratio	(a)/(c)	11.05%	11.45%	12.40%
Tangible equity to tangible assets ratio	(b)/(d)	9.47%	9.82%	10.71%
Tangible book value per share	(b)/(e)	$27.75	$27.53	$27.01

		Three Months Ended			Nine Months Ended
		September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net Income		$99,035	$88,978	$72,397	$263,041	$222,980
Add: Amortization of other intangibles		250	277	205	724	626
Tax effect of amortization adjustments (2)		(74)	(82)	(61)	(215)	(186)
Tangible net income	(f)	$99,211	$89,173	$72,541	$263,550	$223,420

Return on tangible common equity (3)	(f)/(b)	19.48%	17.41%	13.91%	17.25%	14.28%
(1)	Includes core deposit intangibles and mortgage servicing
(2)	Applied the statutory rate of 29.65%.
(3)	Annualized

Contacts

Heng W. Chen
(626) 279-3652